Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No.333-218330) and Form S-8 (Nos. 333-223852, 333-223848, 333-216908, 333-216898, 333-212122, 333-210546, 333-210545, 333-202869, 333-194196, 333-187096, 333-179982, 333-173974, 333-157795 and 333-141674) of Nokia Corporation of our report dated March 5, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy
Helsinki, Finland
March 5, 2020